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                                                                      EXHIBIT 11
                         VIASOFT, INC. AND SUBSIDIARIES

                        COMPUTATION OF EARNINGS PER SHARE
                      (in thousands, except per share data)

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                                                             THREE MONTHS ENDED
                                                                SEPTEMBER 30
                                                             -------------------
                                                              1997        1996
                                                             -------     -------
PRIMARY EARNINGS PER SHARE
Common Shares Outstanding, beginning of period                17,723      16,719

Effect of Weighting of Shares:
         Warrants and employee stock options outstanding         797         856
         Shares issued in secondary offering                     143        --
         Employee stock options exercised                         59          93
                                                             -------     -------
Weighted average number of common and common
         share equivalents outstanding                        18,722      17,668
                                                             =======     =======

Net income                                                   $ 3,765     $ 1,556
                                                             =======     =======

Earnings per common and common share equivalent              $  0.20     $  0.09
                                                             =======     =======



FULLY DILUTED EARNINGS PER SHARE
Common Shares Outstanding, beginning of period                17,723      16,719

Effect of Weighting of Shares:
         Warrants and employee stock options outstanding         797         922
         Shares issued in secondary offering                     143        --
         Employee stock options exercised                         59          93
                                                             -------     -------
Weighted average number of common and common
         share equivalents outstanding                        18,722      17,734
                                                             =======     =======

Net income                                                   $ 3,765     $ 1,556
                                                             =======     =======

Earnings per common and common share equivalent              $  0.20     $  0.09
                                                             =======     =======
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